Exhibit 99.2

Henderson Enterprises Group, Inc.

and Subsidiary

(Henderson Products, Inc.)

Consolidated Financial Report

December 31, 2013

Contents

Independent Auditor’s Report	1

Financial Statements
Consolidated balance sheets	2 – 3
Consolidated statements of income	4
Consolidated statements of stockholders’ equity	5
Consolidated statements of cash flows	6 – 7
Notes to consolidated financial statements	8 – 18

Independent Auditor’s Report

To the Board of Directors

Henderson Enterprises Group, Inc. and Subsidiary

Manchester, Iowa

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Henderson Enterprises Group, Inc. and Subsidiary which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Henderson Enterprises Group, Inc. and Subsidiary as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Cedar Rapids, Iowa

March 10, 2014

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Consolidated Balance Sheets

December 31, 2013 and 2012

Assets	2013	2012
Current Assets:
Cash	$86,202	$6,988
Accounts receivable, less allowance for doubtful accounts 2013 $118,990; 2012 $85,536	9,113,489	9,308,684
Other receivables	580,156	79,300
Inventories	11,074,217	12,286,535
Prepaid expenses	233,879	344,358
Deferred income taxes	459,000	—
Total current assets	21,546,943	22,025,865

Property and Equipment:
Land	80,000	80,000
Building and improvements	1,774,558	1,327,132
Vehicles	651,085	498,216
Machinery and equipment	5,200,698	4,449,436
Office furniture and equipment	98,285	78,049
	7,804,626	6,432,833
Less accumulated depreciation	2,008,534	1,319,938
	5,796,092	5,112,895

Intangibles and Other Assets:
Goodwill	7,105,133	7,105,133
Other intangibles	1,719,872	2,953,627
Other assets	—	50,000
	8,825,005	10,108,760

Deferred Income Taxes	907,000	1,011,000
	$37,075,040	$38,258,520

See Notes to Consolidated Financial Statements.

Liabilities and Stockholders’ Equity	2013	2012
Current Liabilities:
Current maturities of long-term debt	$2,220,981	$7,355,365
Excess of outstanding checks over bank balance	415,800	1,508,400
Accounts payable	4,850,714	4,265,882
Accrued expenses	4,488,992	1,256,926
Deferred income taxes	—	8,000
Total current liabilities	11,976,487	14,394,573

Long-Term Liabilities, long-term debt, less current maturities	8,808,865	8,173,984
Total liabilities	20,785,352	22,568,557

Commitments (Notes 6 and 8)

Stockholders’ Equity:
Common stock, $0.01 par value; authorized 1,000,000 shares, issued shares 2013 603,824; 2012 653,824	6,038	6,538
Additional paid-in capital	12,344,569	13,875,684
Retained earnings	3,939,081	1,807,741
	16,289,688	15,689,963
	$37,075,040	$38,258,520

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Consolidated Statements of Income

Years Ended December 31, 2013 and 2012

	2013	2012

Net sales and service	$72,980,130	$66,760,971

Cost of goods sold	55,879,634	53,292,941

Gross profit	17,100,496	13,468,030

Operating expenses	12,668,142	9,527,790

Operating income	4,432,354	3,940,240

Nonoperating income (expense):
Interest	(1,152,140)	(1,895,533)
Other	21,186	2,021

Income before income taxes	3,301,400	2,046,728

Federal and state income taxes	1,170,060	783,037
Net income	$2,131,340	$1,263,691

See Notes to Consolidated Financial Statements.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2013 and 2012

		Additional
	Common	Paid-in	Retained
	Stock	Capital	Earnings	Total

Balance, December 31, 2011	$6,500	$13,730,857	$544,050	$14,281,407
Net income	—	—	1,263,691	1,263,691
Stock compensation related to stock options	—	68,385	—	68,385
Exercise of 3,824 stock options	38	76,442	—	76,480
Balance, December 31, 2012	6,538	13,875,684	1,807,741	15,689,963
Net income	—	—	2,131,340	2,131,340
Stock compensation related to stock options	—	68,385	—	68,385
Repurchase 50,000 shares of common stock for retirement	(500)	(1,599,500)	—	(1,600,000)
Balance, December 31, 2013	$6,038	$12,344,569	$3,939,081	$16,289,688

See Notes to Consolidated Financial Statements.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Consolidated Statements of Cash Flows

Years Ended December 31, 2013 and 2012

	2013	2012
Cash Flows from Operating Activities:
Net income	$2,131,340	$1,263,691
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	727,219	540,275
Amortization	1,308,300	1,385,754
Gain on sale of property and equipment	(10,780)	—
Deferred income taxes	(363,000)	272,000
Stock option expense	68,385	68,385
Noncash interest expense on shareholder debt	170,449	477,550
Noncash interest for debt issuance cost	138,643	160,922
Changes in assets and liabilities:
Decrease in accounts receivable	195,195	2,044,589
Decrease (increase) in other receivables	(500,856)	27,567
(Increase) decrease in inventories	1,212,318	(2,666,540)
(Increase) decrease in prepaid expenses	110,479	(99,203)
Increase (decrease) in accounts payable and accrued liabilities	3,816,898	(1,931,329)
Net cash provided by operating activities	9,004,590	1,543,661

Cash Flows from Investing Activities:
Purchase of equipment and improvements	(1,438,501)	(1,761,599)
Proceeds from sale of property and equipment	38,865	—
Purchase of assets of BrineXtreme, LLC	—	(2,260,874)
Net cash (used in) investing activities	(1,399,636)	(4,022,473)

Cash Flows from Financing Activities:
Proceeds (payments) on revolving credit loan agreement, net	(4,855,368)	1,320,259
Payments on long-term debt	(12,394,578)	(1,050,000)
Proceeds from long-term debt	12,600,000	2,500,000
Proceeds for capital leases	—	60,540
Payments on capital leases	(20,006)	(15,968)
Stock option exercise cash paid	—	76,480
Repurchase common stock for retirement	(1,600,000)	—
Debt issuance costs	(163,188)	—
(Decrease) in excess of outstanding checks over bank balance	(1,092,600)	(420,408)
Net cash provided by (used in) financing activities	(7,525,740)	2,470,903

Net increase (decrease) in cash	79,214	(7,909)

Cash:
Beginning of year	6,988	14,897
End of year	$86,202	$6,988

(Continued)

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2013 and 2012

	2013	2012

Supplemental Disclosures of Cash Flow Information:
Cash payments for:
Interest	$1,068,779	$1,257,061
Income tax (net of refunds)	669,888	1,312,843

Supplemental Disclosures of Investing and Financing Activities:
Assets and liabilities acquired:
Inventories		$160,874
Property and equipment		45,000
Customer relationships		55,000
Order backlog		125,000
Technology and patents		775,000
Trade names and trademarks		69,000
Noncompete		24,000
Other assets		50,000
Goodwill		957,000
Total cash consideration paid		$2,260,874

See Notes to Consolidated Financial Statements.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies

Nature of business: Henderson Enterprises Group, Inc. (Company) is headquartered in Manchester, Iowa. The Company, through its wholly-owned subsidiary, Henderson Products, Inc., is engaged in the manufacturing, installation and selling of heavy duty truck equipment in the North American municipal and construction markets.

Accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates: The allowance for doubtful accounts, recoverability of long-term assets and valuation of goodwill, self-insurance and obsolete inventory involve certain estimates made by management. These estimates are reviewed by management routinely and it is reasonably possible that circumstances that existed at December 31, 2013, may change in the near-term future and that effect could be material to the consolidated financial statements.

A summary of the Company’s significant accounting policies are as follows:

Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Henderson Products, Inc. All material intercompany accounts and transactions have been eliminated in the consolidation.

Accounts receivables: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. A trade receivable is considered to be past due if the invoice is outstanding past the stated due date. The provision for bad debts charged to expenses was $53,521 and $41,966 for the years ended December 31, 2013 and 2012, respectively.

Inventories: Inventories are valued at the lower of cost (first-in, first-out method) or market.

Property and equipment: Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives:

Years

Building and improvements	40 years
Vehicles	3 - 5 years
Machinery and equipment	3 - 10 years
Office furniture and equipment	10 years

Revenue recognition policy: Revenue is recognized at the time of shipment. Service revenue is recognized when the service is performed. Shipping and handling charges to customers are included in revenue. Shipping and handling costs incurred by the Company are included in cost of goods sold.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Estimated warranty claims: The Company sells its products with a warranty that provides for repairs and replacements of any defective parts for a period of one year after delivery to the original user or 18 months after the actual invoice whichever comes first. At the time of the sale, the Company accrues an estimate of the cost of providing the warranty based on prior experience.

Changes in the Company’s product warranty liability for the years ended December 31, 2013 and 2012 are as follows:

	2013	2012

Balance, beginning	$389,501	$430,452
Warranty expense	369,281	288,824
Payments for items under warranty	(154,304)	(329,775)
Balance, ending	$604,478	$389,501

Income tax matters: Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and net operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. The temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes along with any associated interest and penalties that would be payable to the taxing authorities upon examination, if any. With a few exceptions, the Company is not subject to U.S. federal, or state and local income tax examinations by tax authorities for years before 2010. As of and for the years ended December 31, 2013 and 2012, the Company had no uncertain tax positions that are required to be recorded as a liability.

Stock-based compensation:  The Company has a stock-based employee compensation plan, which is more fully described in Note 12. The Company accounts for its stock-based compensation in accordance with Compensation-Stock Compensation. The Company measures the cost of employee services received in exchange for equity instruments based on the grant-date fair value of those instruments and recorded compensation expense over the related vesting period.

Reclassification:  Certain items on the consolidated balance sheet for the year ending December 31, 2012 were reclassified with no effect on the consolidated statement stockholders’ equity to be consistent with the classification used on the December 31, 2013 financial statements.

Subsequent events:  The Company has evaluated subsequent events through March 10, 2014, the date on which the financial statements were available to be issued. Management has determined that no events or transactions have occurred through that date that required additional recognition of disclosure in the financial statements.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Asset impairment assessments:  The Company periodically evaluates the carrying value of long-lived assets to be held and used, including, but not limited to, capital assets and intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss would be recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value would be determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

Goodwill:  The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. Provision of Intangibles-Goodwill and Other, prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has elected to perform its annual analysis as of December 31 each year. No indicators of impairment were indentified for the years ended December 31, 2013 and 2012.

Changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012 are as follows:

	2013	2012

Balance, beginning	$7,105,133	$6,148,133
Acquired during the year	—	957,000
Balance, ending	$7,105,133	$7,105,133

Other intangibles:  The Company classifies intangible assets as definite-lived or indefinite-lived intangible assets. Definite-lived intangibles include customer list, trade name and trademarks, and debt issuance costs. Customer list, non-compete and trade name and trademarks are amortized over the estimated useful life using a method that reflects an appropriate allocation of the costs of the assets to earnings in proportion to the amount of economic benefits obtained by the Company in each reporting period. The determination of the expected life depends upon the use and underlying characteristics of the intangible asset. Customer relationship and patent and technology are amortized on a double declining basis. Debt issuance costs are amortized over the life of the debt agreements based on the interest method. The Company periodically reviews the appropriateness of the amortization periods related to the definite-lived assets. These assets are stated at amortized cost.

The following intangibles are being amortized over the periods indicated below:

Years
Customer list	7
Trade name & trademarks	5 - 7
Debt issuance costs	3 - 5
Patent and technology	5
Customer relationship	5
Noncompete agreement	3

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Estimated aggregate amortization expense, based on the current carrying value of intangible assets is as follows:

Year ending December 31:
2014	$1,123,683
2015	285,535
2016	214,396
2017	79,008
2018	9,857
Thereafter	7,393
$1,719,872

The future amortization expense is an estimate. Actual amounts may change from such estimated amounts due to additional intangible asset acquisitions, potential impairments, accelerated amortization or other events.

Advertising:  The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the years ended December 31, 2013 and 2012 was $76,835 and $56,333, respectively.

Research and development:  Research and development costs are expensed as incurred. Research and development expense for the years ended December 31, 2013 and 2012 was $37,513 and $2,900, respectively.

Patent cost:  The Company follows the policy of expensing legal costs related to internally developing patents. Expenses for the years ended December 31, 2013 and 2012 was approximately $44,979 and $29,000, respectively.

Recently issued accounting pronouncement:  The FASB issued Accounting Standards Update related to Intangibles - Goodwill and Other: Accounting for Goodwill. This statement introduces an accounting alternative for private companies that simplifies and reduces the costs associated with the subsequent accounting for goodwill. While the statement is not effective until annual periods beginning after December 15, 2014 and interim periods within annual periods beginning after December 15, 2015, early adoption is permitted. As such, private companies may elect the accounting alternative to account for goodwill in their 2013 financial statements as long as those statements have not yet been made available for issuance. The Company is currently evaluating which option it will utilize in its consolidated financial statements.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 2.                                 Other Intangibles

Other intangibles as of December 31, 2013 and 2012 were as follows:

		Accumulated
	Cost	Amortization	Net
	2013

Customer list	$7,710,000	$(6,915,865)	$794,135
Trade name and trademarks	823,000	(452,154)	370,846
Patent and technology	775,000	(356,500)	418,500
Noncompete agreement	24,000	(10,000)	14,000
Debt issuance cost	163,188	(40,797)	122,391
	$9,495,188	$(7,775,316)	$1,719,872

	2012

Customer list	$7,710,000	$(6,062,136)	$1,647,864
Trade name and trademarks	823,000	(334,583)	488,417
Patent and technology	775,000	(77,500)	697,500
Noncompete agreement	24,000	(2,000)	22,000
Debt issuance cost	614,831	(516,985)	97,846
	$9,946,831	$(6,993,204)	$2,953,627

Note 3.                                 Inventories

Inventories as of December 31, 2013 and 2012 consisted of the following:

	2013	2012

Raw material	$7,078,783	$8,415,888
Work in process	1,663,140	2,285,945
Finished goods	2,521,992	1,742,486
	11,263,915	12,444,319
Obsolete inventory reserve	(189,698)	(157,784)
	$11,074,217	$12,286,535

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 4.                                 Pledged Assets and Long-Term Debt

Long-term debt as of December 31, 2013 and 2012 and the terms and collateral as of December 31, 2013 are as follows:

	2013	2012

The Company has a revolving credit loan agreement with a bank, which expires March 26, 2016. Total available borrowings are the lesser of a borrowing base which is tied to certain accounts receivable and inventories or $9,500,000, less amounts currently borrowed. Total additional amount available under this revolving credit loan agreement at December 31, 2013 was $9,500,000. Depending on the ratio of total debt to EBITDA (as defined), advances under the revolving credit loan agreement bear interest at an interest rate ranging from 2.25% to 3.00%. A fee of 0.35% to 0.50% is charged on the unused portion of the revolving credit loan agreement. (A)

	$—	$4,855,365

Senior subordinated note, paid off in 2013.	—	8,129,412

Senior subordinated notes payable to stockholders, due in full in September 2016. Borrowings bear interest at 17%, of which 12% is payable quarterly in March, June, September and December of each year and the remaining 5% interest is deferred and accrues on the notes. (B)	1,655,282	—

Term note of $2,500,000, paid off in 2013.	—	2,500,000

Term note of $11,000,000 with the principal payment due in full March 26, 2016 per agreement with bank. Quarterly payments of $550,000. If total debt to EBITDA is greater than 2.5 the interest rate is 3%. If it is greater than 2 but less than 2.5 the interest rate is 2.75%. If it is greater than 1.5 but less than 2 the interest rate is 2.5%. Less than 1.5 the interest rate is 2.25%. The effective rate of 2.25% as of December 31, 2013. (A)	9,350,000	—

Capital leases	24,564	44,572
	11,029,846	15,529,349
Less current maturities	2,220,981	7,355,365
Long-term debt	$8,808,865	$8,173,984

(A)  These agreements contain various restrictive covenants including, among others, ones related to the maintenance of certain levels of debt to EBITDA, certain levels of fixed charge coverage and a minimum EBITDA level. In addition, these notes are collateralized by substantially all of the Company’s assets.

(B)  These notes are collateralized by substantially all of the Company’s assets and is subordinated to the bank financing.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 4.                                 Pledged Assets and Long-Term Debt (Continued)

Maturities of long-term debt at December 31, 2013, are as follows:

Year ending December 31:
2014	$2,220,981
2015	2,203,583
2016	6,605,282
$11,029,846

Note 5.                                 Income Tax Matters

The Company’s total deferred income tax assets and deferred income tax liabilities as of December 31, 2013 and 2012 are as follows:

	2013	2012
Deferred tax assets:
Accounts receivable	$26,000	$13,000
Inventory	3,000	—
Intangible assets	1,635,000	1,565,000
Compensation related	315,000	289,000
Accrued expenses	464,000	66,000
	2,443,000	1,933,000

Deferred tax liabilities:
Inventory	—	(9,000)
Property and equipment	(1,043,000)	(843,000)
Prepaid expenses	(34,000)	(78,000)
	(1,077,000)	(930,000)
	$1,366,000	$1,003,000

The deferred tax amounts mentioned above have been classified on the accompanying balance sheet as of December 31, 2013 and 2012 as follows:

	2013	2012

Current assets	$459,000	$—
Current liabilities	—	(8,000)
Long-term assets	907,000	1,011,000
	$1,366,000	$1,003,000

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 5.                                 Income Tax Matters (Continued)

The provision for income taxes charged to operations for the years ended December 31, 2013 and 2012 consists of the following:

	2013	2012

Current tax expense	$1,533,060	$511,037
Deferred tax	(363,000)	272,000
	$1,170,060	$783,037

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision of income taxes. The sources and tax effects of the differences are as follows:

	2013	2012

Computed “expected” tax	$1,122,476	$695,888
Increase (decrease) in income taxes resulting from:
State income taxes, net of federal benefit	86,862	53,511
Nondeductible items	29,221	25,546
Domestic manufacturers’ deduction	(87,050)	(8,229)
Other	18,551	16,321
	$1,170,060	$783,037

Note 6.                                 Related Party Transactions

On December 3, 2009, the Company entered into a management agreement with a company which has common ownership. The agreement provides that management of the company will render consulting, advisory and other special services and expertise to the Company. The Company expensed $650,330 and $397,838 in management fees for the years ended December 31, 2013 and 2012, respectively. As of December 31, 2013 and 2012, the accrued management fee totaled none and $87,504, respectively.

The Company expensed $533,459 and $1,432,649 in related party interest expense for the years ended December 31, 2013 and 2012, respectively.

Note 7.                                 Defined Contribution Retirement Plan

The Company sponsors a 401(k) retirement plan (Plan) which covers substantially all employees meeting certain eligibility requirements. Eligible employees may contribute up to the maximum amount of pretax annual compensation provided by law for this type of plan. The Company may elect to make discretionary matching contributions. The Company matches 50% of the first 6% of the eligible employee contributions. The Company’s expense for the years ended December 31, 2013 and 2012 was approximately $283,000 and $271,000, respectively.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 8.                                Lease Commitments and Total Rental Expense

The Company leases office and plant equipment under various cancellable and noncancellable agreements that require various minimum annual rentals and expire at various dates through 2024.

The total minimum rental commitment as of December 31, 2013, under the leases is $1,043,670 that is due as follows:

During the year ending December 31:
2014	$416,196
2015	138,374
2016	96,828
2017	49,992
2018	50,492
Thereafter	291,788
$1,043,670

The rental expense for the years ended December 31, 2013 and 2012 totaled approximately $571,000 and $521,000, respectively.

Note 9.                                 Stockholders’ Equity

Under the terms of the Company’s stockholder agreement dated December 3, 2009, the Company and its stockholders have the right of first refusal to purchase the common stock issued and outstanding.

If there is a stockholder triggering event, as defined in the agreement, the Company has the option to purchase all of the stock owned by such stockholder for fair market value.

Note 10.                          Commitments and Contingencies

The Company is primarily self-insured for medical benefits for its employees and dependents with stop loss coverage of $40,000 per covered person annually. In addition, the Company has an aggregate stop loss of 125% of expected paid claims. The Company recorded a liability of $306,926 and $274,370 based on known and estimated medical claims outstanding as of December 31, 2013 and 2012, respectively, which is presented in accrued liabilities on the accompanying consolidated balance sheets.

Note 11.                          Major Customer

A major customer is defined as one with net sales comprising greater than 10% of the Company’s total net sales. Net sales for the years ended December 31, 2013 and 2012 and the trade receivable amount due from this major customer as of December 31, 2013 and 2012, are as follows:

	2013		2012
		Trade		Trade
Customer	Net Sales	Receivables	Net Sales	Receivables

A	$11,102,279	$72	$10,906,225	$727,234

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 12.                          Stock Options

In 2009, the Company adopted the Henderson Enterprises Group, Inc. 2009 Stock Option Plan (Plan) a stock option plan reserving an aggregate of 114,700 shares of the Company’s common stock for issuance under the Plan. The price for each option shall be the fair market value of the Company’s stock at the date the option is granted as determined by the Board of Directors. There were no stock option grants during the years ended December 31, 2013 and 2012.

The Company has recorded stock compensation expense of $68,385 for the years ended December 31, 2013 and 2012. As of December 31, 2013 and 2012 there is $199,454 and $267,839, respectively of unrecognized option compensation expense related to nonvested stock options. This amount will be recorded as expense through 2016.

A summary of the option activity for the years ended December 31, 2013 and 2012 is presented below:

		Weighted
	Number	Average
	of Shares	Exercise Price

Balance, December 31, 2011	101,319.00	$20
Options granted	—	—
Option exercised	(3,824.00)	20
Options cancelled	(1,911.00)	20
Balance, December 31, 2012	95,584.00	20
Options granted	—	—
Option exercised	—	20
Options cancelled	—	20
Vested and expected to vest at December 31, 2013	95,584.00	$20

Vested and exercisable at December 31, 2013	76,401.00	$20

Note 13.                          Business Acquisition

Pursuant to an asset purchase agreement dated October 12, 2012, certain assets of BrineXtreme, LLC were acquired by the Company for $2,260,874. BrineXtreme is engaged in the development and manufacture of brine makers that accurately makes a salt brine to a specific percentage concentration to be applied to roadways during winter weather. This acquisition allows the Company to sell the brine maker along with the sales of their ice control product line using an established network of dealers. The transaction has been accounted for as a purchase. The purchase price was funded by a loan for $2,500,000. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based upon fair values. The Company incurred transactions costs of $183,218.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 13.         Business Acquisition (Continued)

The following table summarizes the consideration paid and the amounts of assets acquired and liabilities assumed as of acquisition date:

Cash consideration	$2,260,874

Recognized amounts of identifiable assets acquired and liabilities assumed:
Inventories	160,874
Property and equipment	45,000
Customer relationships	55,000
Order backlog	125,000
Technology and patents	775,000
Trade names and trademarks	69,000
Noncompete	24,000
Other assets	50,000
Goodwill	957,000
$2,260,874

All goodwill recognized is expected to be deductible for income tax purposes.

In conjunction with the asset purchase agreement, the Company signed a three year employment agreement with the former owner of BrineXtreme. The former owner of BrineXtreme is eligible for a sales commission of 5% of gross revenue related to sales of BrineXtreme product from October 12, 2012 through December 31, 2017. This 5% sales commission is limited to a maximum amount of $1,150,000 and is dependent on employment through the three years of the employment agreement. The Company is recognizing the estimated sales commission over the three year term of the employment agreement. Commission expense related to this agreement for the years ending 2013 and 2012 was $383,328 and $68,888, respectively.